Exhibit 10.3

THE WARRANTS REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON ANY EXERCISE HEREOF WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE WARRANTS REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON ANY EXERCISE HEREOF MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS EITHER (1) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (2) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

April [•], 2012	Series A Warrant No. 2012-1

AMERICAN ELECTRIC TECHNOLOGIES, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

For value received, AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (the “Company”), hereby certifies that JCH Crenshaw Holdings, LLC, a Texas limited liability company, or its transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of Series A Warrants (the “Warrants”) to subscribe for and purchase One Hundred Twenty-Five Thousand (125,000) shares (as may be adjusted as provided herein, the “Warrant Shares”) of the fully paid and nonassessable Common Stock (as defined below), at a purchase price per share initially equal to $6.00 and subject to adjustment as provided herein (the “Warrant Price”) on or before, 5:00 P.M., Eastern Time, on April [•], 2020 (the “Expiration Time”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used in this Warrant, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business.

Section 1. Methods of Exercise; Issuance of New Warrant.

(a) Subject to the provisions hereof, the Holder may exercise this Warrant at any time prior to the Expiration Time, in whole or in part and from time to time, by the surrender of this Warrant at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, with (i) the Notice of Exercise – Payment in Cash attached hereto as Appendix A duly executed and the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased, or (ii) in the event of a cashless exercise pursuant to Section 1(b) below, with the Notice of Exercise – Net Issuance attached hereto as Appendix B duly executed and completed. Effective as of the close of business on the date on which the Holder shall have satisfied in full the Holder’s obligations set forth herein regarding an exercise of this Warrant (the “Exercise Date”) (provided such date is prior to the Expiration Time), the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of the number of Warrant Shares receivable upon such exercise.

(b) In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant, the Holder may elect to receive, without the payment by the Holder of the Warrant Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Notice of Exercise – Net Issuance attached hereto as Appendix B duly executed and completed. Thereupon, the Company shall issue to the Holder such number of Warrant Shares, as is computed using the following formula:

X = Y(A-B)

       A

where

X = the number of shares of Common Stock to be issued to the Holder (or such other person or persons as directed by the Holder) upon such exercise of the rights under this Section 1(b).

Y = the total number of shares of Common Stock covered by this Warrant which the Holder has surrendered for cashless exercise (determined as if the Warrant Price were being paid in cash).

A = the Fair Market Value (as defined below) of one share of Common Stock on the date that the Holder delivers the Notice of Exercise – Net Issuance to the Company as provided herein.

B = the Warrant Price in effect under this Warrant on the date that the Holder delivers the Notice of Exercise – Net Issuance to the Company as provided herein.

The “Fair Market Value” of one share of Common Stock as of a particular date (the “Valuation Date”) shall mean the closing sale price of one share of Common Stock or, if no closing sale price is reported, the last reported sale price of one share of Common Stock on the last trading day prior to the Valuation Date, as reported on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the New York Stock Exchange (an “Approved Market”). If the Common Stock is not then traded on an Approved Market, the “Fair Market Value” of one share of Common Stock as of the Valuation Date shall mean the closing sale price of one share of Common Stock or, if no closing sale price is reported, the last reported sale price of one share of Common Stock, on the last trading day prior to the Valuation Date as reported on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or quoted. If the Common Stock is not then traded on an Approved Market or listed or quoted on a U.S. national or regional securities exchange, the “Fair Market Value” of one share of Common Stock as of the Valuation Date shall mean the last quoted bid price for one share of Common Stock on the last trading day prior to the Valuation Date as reported in the over-the-counter markets. If the Common Stock is not then traded on an Approved Market or listed or quoted on a U.S. national or regional securities exchange and the bid price on the over-the-counter markets is not available, the “Fair Market Value” of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of

Directors of the Company (the “Board”). The Board shall respond promptly in writing to an inquiry by the Holder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock. Such determination shall be binding on the Holder unless the Holder objects thereto in writing within 10 Business Days after receipt of such writing. In the event the Company and the Holder cannot agree on the Fair Market Value per share within 10 Business Days after the date of the Holder’s objection, the Fair Market Value per share of Common Stock shall be determined by a disinterested appraiser (which may be a national or regional investment banking firm or national accounting firm) selected by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. Any determination of Fair Market Value by a disinterested appraiser shall be made within 30 days after the date of selection. A “trading day” is a day during which the trading of securities generally occurs on the Approved Market on which the Common Stock is then listed or, if the Common Stock is not then listed on an Approved Market, on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or quoted, or if the Common Stock is not then listed or quoted on a U.S. national or regional securities exchange, on the over-the-counter market on which the Common Stock is then quoted.

(c) In the event of any exercise of the rights represented by this Warrant, within three Business Days after the Exercise Date at the Company’s expense, the Company shall deliver to the Holder (or such other person or persons as directed by the Holder) (i) certificate(s) for the whole number of shares of Common Stock so purchased, in such name or names as the Holder may designate; (ii) unless this Warrant has been fully exercised, a new Warrant representing the whole number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised in such name or names as the Holder shall designate; and (iii) payment for any fractional shares in accordance with Section 6.

Section 2. Reservation of Shares; Stock Fully Paid; Listing.

(a) The Company shall keep reserved and available a sufficient number of shares of the authorized and unissued shares of Common Stock, free from all taxes, liens, charges and security interests, to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. The transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of this Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of this Warrant. The Company shall (i) instruct such Transfer Agent to make the appropriate book entries and (ii) requisition from time to time from such Transfer Agent the stock certificates, if any, required to honor outstanding Warrants upon exercise thereof, in each case in accordance with the terms of this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 3(k) hereof.

(b) The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Warrant Price, and the Company will not enter into any agreements inconsistent with the rights of the Holder hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

(c) The Company will from time to time use commercially reasonable efforts to ensure that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed or authorized for quotation on the principal securities exchange or quotation system within the United States of America, if any, on which the Common Stock is then listed.

Section 3. Adjustments and Distributions. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) If the Company (i) pays a dividend or otherwise distributes to holders of its Common Stock, as such, shares of its capital stock (whether Common Stock or capital stock of any other class), (ii) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues any shares of its capital stock in a reclassification of its outstanding shares of Common Stock (including any such reclassification in connection with a consolidation, merger or other business combination transaction in which the Company is the continuing or surviving corporation), then the number and kind of securities purchasable upon exercise of this Warrant immediately prior thereto will be adjusted so that the Holder thereof will be entitled to receive (A) in the case of a dividend or distribution, the sum of (1) the number of Warrant Shares that, if this Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such dividend or distribution by virtue of its ownership of such Warrant Shares, (B) in the case of a subdivision or combination, the number of Warrant Shares that, if this Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise, adjusted to give effect to such subdivision or combination as if such Warrant Shares had been subject thereto, or (C) in the case of an issuance in a reclassification, the sum of (1) the number of Warrant Shares that, if this Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and retained after giving effect to such reclassification as if such Warrants Shares had been subject thereto and (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such reclassification as if such Warrant Shares had been subject thereto. An adjustment made pursuant to this Section 3(a), in the case of a dividend or distribution, will be made whenever such dividend or distribution is made and, at such time, will become effective retroactive to the time that is immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and, in the case of a subdivision, combination or reclassification, will become effective immediately after the effective date of such subdivision, combination or reclassification.

(b) If the Company issues rights, options or warrants to holders of the outstanding shares of Common Stock, as such, entitling the holders of such rights, options or warrants to subscribe for or purchase shares of Common Stock at a price per share that is lower on the record date mentioned below than the Conversion Price (as defined below) per share of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”), of the Company as of such record date, then the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, options or warrants for subscription or purchase and the denominator of which will be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares of Common Stock so offered would purchase at the Conversion Price per share of Series A Convertible Preferred Stock on such record date. Such adjustment will be made whenever such rights, options or warrants are issued and, at such time, will become effective retroactive to the time that is immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants. In case such subscription or purchase price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board, whose determination will be conclusive if based on the financial advice of a U.S. national or regional investment banking firm or national accounting firm. Except as provided in Section 3(f), no further adjustments of the number of Warrant Shares will be made upon the actual issuance of shares of Common Stock upon exercise of such rights, options or warrants. “Conversion Price” means the Conversion Price as determined under the Articles of Incorporation of the Company, as amended, restated or supplemented the “Articles of Incorporation”); provided, however, that if shares of Series A Convertible Preferred Stock are no longer outstanding at the time of the occurrence of any event that would have required adjustment to such Conversion Price had the shares of Series A Preferred Stock been then outstanding, then “Conversion Price” means the Conversion Price per share of Series A Convertible Preferred Stock that would have been in effect had shares of the Series A Convertible Preferred Stock been outstanding at all times since the initial issuance thereof through the date of the occurrence of such event and all adjustments had been made to the Conversion Price pursuant to the Articles of Incorporation through the date of the occurrence of such event.

(c) If the Company issues shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or rights, options or warrants entitling the holders of such rights, options or warrants to subscribe for or purchase shares of Common Stock (excluding shares of Common Stock, convertible or exchangeable securities or rights, options or warrants issued in any of the transactions described in Section 3(a) or Section 3(b)) for a purchase price per share of such Common Stock, for a conversion or exchange price per share of Common Stock initially deliverable upon conversion or exchange of such securities, or for a subscription or purchase price per share of Common Stock initially deliverable upon exercise of such rights, options or warrants, that is less than the Conversion Price per share of Series A Convertible Preferred Stock on the date the purchase, conversion, exchange or subscription price of such additional shares of Common Stock are first fixed, then the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock so issued or issuable upon such conversion, exchange or exercise, and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate purchase, conversion, exchange or subscription price received or receivable by the Company for such additional shares of Common Stock would purchase at the Conversion Price per share of Series A Convertible Preferred Stock on such date prior to any adjustment for such event. Such adjustment will be made and become effective immediately after such shares of Common Stock or convertible or exchangeable securities are issued. In case such purchase, conversion, exchange or subscription price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board, whose determination will be conclusive if based on the financial advice of a U.S. national or regional investment banking firm or national accounting firm. Except as provided in Section 3(f), no further adjustment will be made upon the actual issue of shares of Common Stock upon conversion or exchange of such securities convertible into or exchangeable for shares of Common Stock or upon exercise of rights, options or warrants entitling the holders of such rights, options or warrants to subscribe for or purchase shares of Common Stock.

(d) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Warrant Price will be adjusted to the Conversion Price per share of Series A Convertible Preferred Stock as of such date plus $1.00. No adjustment to the Warrant Price pursuant to this Section 3 shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

(e) The term (“Common Stock”) means (i) the class of shares designated as the Common Stock of the Company as of the date hereof, (ii) all shares of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which have the right, without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which are ordinarily entitled to vote generally in the election of directors of the Company, or (iii) any other class of shares resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3(a), the Warrants become exercisable to purchase Warrant Shares other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Warrant Price payable in respect of such other shares upon the exercise of this Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Warrant Price contained in this Section 3.

(f) Upon the expiration of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made, if none thereof have been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of this

Warrant will, upon such expiration, be readjusted and will thereafter each be such as it would have been had the original adjustment not been required; provided, however, that no such readjustment will have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares purchasable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants or conversion or exchange privileges.

(g) If any consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity, shall be effected, then, as a condition of such consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity shall assume the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 3(g) shall similarly apply to successive consolidations, mergers, sales, transfers or other dispositions.

(h) In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall deliver or cause to be delivered the stock, securities and assets receivable by the Holder after the effective date of the dissolution pursuant to this Section 3 to the Holder.

(i) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

(j) All calculations with respect to the number of Warrant Shares will be made to the nearest one-thousandth of a share and all calculations with respect to the Warrant Price will be to the nearest whole cent. If the Company distributed to holders of its Common Stock, as such, securities of another person, evidences of indebtedness issued by the Company or any other person, assets (excluding cash dividends) of the Company or any other person, or any rights, options or warrants to purchase any of the foregoing (excluding dividends in Section 3(b)), then the Company shall issue or distribute to each Holder the securities, evidences of indebtedness, assets, rights, options or warrants that such Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be made on account of (i) any issuance of shares of Common Stock upon the exercise of options, rights or warrants or upon the conversion or exchange of convertible or exchangeable securities, outstanding as of the date hereof, (ii) any issuance of shares of Common Stock, or of options, rights or warrants, or of other securities, pursuant to a share purchase rights plan or any similar plan adopted by the Board, (iii) any issuance of shares of Common Stock, or of options, rights or warrants to purchase, or securities convertible into or exchangeable for, shares of Common Stock, in accordance with any plan for the benefit of the employees or directors of the Company existing as of the date hereof or any other plan hereafter adopted by the Board for the benefit of the employees or directors of the Company or any of its subsidiaries, and (iv) any issuance of shares of Common Stock in connection with a Company-sponsored plan for reinvestment of dividends or interest.

(k) Within three Business Days after each adjustment pursuant to this Section 3, the Company shall deliver a certificate signed by its chief financial officer or executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

Section 4. Transfer Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

Section 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant mutilated, lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a mutilated, lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 6. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise hereunder, and in lieu of any such fractional shares, the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder) based on the Fair Market Value of a share of Common Stock on the date of exercise of this Warrant.

Section 7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act of 1933, as amended, or transferable without registration pursuant to the terms of such act or the rules and regulations promulgated thereunder) shall be stamped or imprinted with a legend as follows:

THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 8. Rights as Stockholders; Information. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of the directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein; provided, however, that if, at any time prior to the Expiration Time any of the following events occur:

(a) The Company declares any dividend payable in any securities upon its shares of Common Stock or makes any distribution (other than a regular cash dividend or cash distributions payable out of surplus or net profits legally available therefor) to the holders of its shares of Common Stock;

(b) The Company offers to the holders of its Common Stock any shares of capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary or any option, right or warrant to subscribe for or purchase any thereof;

(c) The Company distributes to the holders of its Common Stock evidences of indebtedness or assets of the Company or any Subsidiary;

(d) Any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company into another corporation, any sale, transfer or lease to another corporation of all or substantially all the property of the Company, or any proposal of the Company to effect any of the foregoing transactions that has been publicly announced by the Company; or

(e) Any proposal by the Company to effect a dissolution, liquidation or winding up of the Company that has been publicly announced by the Company;

then in any one or more of such events the Company will give notice of such event to the Holder, such giving of notice to be completed at least 10 calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed reclassification, consolidation, merger, sale, transfer or lease, dissolution, liquidation or winding up; provided, however, that no such notice will be required in respect of any of the matters referred to in the last sentence of Section 3(j) unless such matter causes an adjustment of the Conversion Price of the Series A Convertible Preferred Stock of the Company. Such notice will specify such record date or the date of closing the transfer books, as the case may be, for such event.

Section 9. Issuance Limitation. Notwithstanding anything to the contrary contained herein, until the Company obtains the requisite shareholder approval (the “Approval”) under NASDAQ Corporate Governance Rule 5635 (the “Issuance Limitation”), under no circumstances will the number of shares of Common Stock issued upon any exercise of this Warrant, when aggregated with the number of shares of Common Stock, if any, previously issued upon conversion of the Series A Convertible Preferred Stock, upon prior exercise of this Warrant and upon the exercise of any other warrant issued pursuant to the Securities Purchase Agreement between the Company and JCH Crenshaw Holdings, LLC, dated as of April 13, 2012, exceed 19.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of this Warrant (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction). Immediately after the Approval is obtained, the Issuance Limitation under this Section 9 shall no longer apply. At any time that the Issuance Limitation applies, the number of shares of Common Stock for which this Warrant may be exercised shall be limited to the maximum number of shares of Common Stock that would not require the Approval to have been obtained. The Company shall use its commercially reasonable efforts to obtain the Approval as soon as reasonably practicable after the issuance of this Warrant.

Section 10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Holder, and such change, waiver, discharge or termination shall be binding on all future Holders.

Section 11. Notices. Any notices or other communications required or permitted hereunder shall be in writing and be deemed to have been given if mailed, three Business Days after being deposited in the United States mail, postage prepaid and registered or certified, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 10 by giving the other party written notice of the new address and it is the obligation of any then current Holder of this Warrant to advise the Company of any changes in its address.

Section 12. Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 13. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

Section 14. Jurisdiction and Venue. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Texas and to the jurisdiction of the United States federal courts located within the State of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the state courts of the State of Texas or the United States federal courts located within the State of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court.

Section 15. Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

Section 16. Assignment. This Warrant and all rights hereunder (including, without limitation, any registration rights) are not transferable, in whole or in part, unless such transfer or assignment is in compliance with applicable securities laws and, if so requested by the Company, the Company receives an opinion of counsel, in form and substance satisfactory to the Company, stating that such transfer or assignment is in compliance with all applicable securities laws. Subject to previous sentence, upon surrender of this Warrant at the principal office of the Company, together with a written assignment duly executed by the Holder, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned.

Section 17. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or any Holder hereof shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 18. Certain Interpretive Matters. Unless the context otherwise requires, (i) all references to Sections or Appendices are to Sections or Appendices of or to this Warrant, (ii) each term defined in this Warrant has the meaning assigned to it, (iii) “or” is disjunctive but not necessarily exclusive, and (iv) words in the singular include the plural and vice versa. All references to “$” or dollar amounts are to lawful currency of the United States of America.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:
Name:
Title:

Address:

American Electric Technologies, Inc.
6410 Long Drive
Houston, Texas 77087

SIGNATURE PAGE TO WARRANT

APPENDIX A

Notice of Exercise—Payment in Cash

To: American Electric Technologies, Inc.

1. The undersigned hereby irrevocably elects to purchase             shares of Common Stock of American Electric Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, by cash/certified check/wire transfer (circle one) of the originally executed Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below and deliver said certificate(s) to the address(es) specified below:

(Printed Name)

3. Please issue a new Warrant or Warrants of equivalent form and tenor for the unexercised portion, if any, of the attached Warrant in the name of the undersigned or in such other name or names as are specified below and deliver said Warrant(s) to the address(es) specified below:

(Printed Name)

IN WITNESS WHEREOF, the undersigned has executed this Notice as of the date set forth below.

(Printed Name of Warrantholder)		Date:

By:
Printed Name:
Title:

APPENDIX A

TO WARRANT

APPENDIX B

Notice of Exercise—Net Issuance

To: American Electric Technologies, Inc.

1. The undersigned hereby elects to purchase                         shares of Common Stock of American Electric Technologies, Inc. pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price therefor by surrender of                     shares of Common Stock issuable pursuant to the attached Warrant.

2. Please issue a certificate or certificates representing the shares issuable upon such net exercise election in the name of the undersigned or in such other name or names as are specified below and deliver said certificate(s) to the address(es) specified below.

(Printed Name)

(Address)

3. Please issue a new Warrant or Warrants of equivalent form and tenor for the unexercised portion, if any, of the attached Warrant in the name of the undersigned or in such other name or names as are specified below and deliver said Warrant(s) to the address(es) specified below:

(Printed Name)

(Address)

4. Please remit any cash in lieu of fractional shares payable in connection with this net exercise election to the undersigned or to such other person as is specified below and deliver said payment to the address specified below:

(Printed Name)

(Address)

IN WITNESS WHEREOF, the undersigned has executed this Notice as of the date set forth below.

(Printed Name of Warrantholder)		Date:

By:
Printed Name:
Title:

APPENDIX B

TO WARRANT